UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2017

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2017, OncoSec Medical Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Purchaser”) providing for the sale by the Company of 800,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), together with associated warrants (the “Warrants”) to purchase up to 600,000 shares of Common Stock, at a negotiated price of $1.34375 per Share and associated Warrant. The Company expects the closing of the sale of the Shares and the Warrants under the Purchase Agreement to occur on or about October 27, 2017, subject to the satisfaction of certain customary closing conditions set forth in the Purchase Agreement. The Purchase Agreement also contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 90 days after the closing of the sale of the Shares under the Purchase Agreement, subject to certain exceptions, and a prohibition on the Company from entering into agreements for or effecting certain variable rate transactions or securities issuances at future determined prices for a period of one year after the closing of the sale of the Shares under the Purchase Agreement.

Pursuant to the Purchase Agreement, at the closing thereunder the Purchaser will receive a Warrant to purchase up to 75% of the number of Shares purchased by the Purchaser. Subject to certain ownership limitations described in the Warrants, the Warrants will be exercisable six months after their date of issuance and will remain exercisable until the 5.5-year anniversary of their date of issuance. The Warrants will be exercisable at an exercise price of $1.25 per share, which, along with the number of shares of Common Stock issuable upon the exercise of the Warrants, will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances as described in the Warrants, including, among others, while there is no effective registration statement registering the shares of Common Stock issuable upon exercise of the Warrants. The Warrants provide that holders will have the right to participate in any rights offering or distribution of assets together with the holders of Common Stock on an as-exercised basis. In addition, the Warrants provide that, in the event of a fundamental transaction, as defined in the Warrants, and under certain circumstances, any holder may require the Company or any successor entity to purchase the Warrants by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the Warrants on the date of consummation of the fundamental transaction.

The aggregate gross proceeds to the Company from the sale of the Shares and the Warrants will be approximately $1.1 million, and the net proceeds to the Company from the sale of the Shares and the Warrants, after deducting estimated placement agent fees and other estimated offering expenses paid or payable by Company, and excluding the proceeds, if any, from any cash exercise of the Warrants, are expected to be approximately $960,000. The Company intends to use the net proceeds for working capital and general corporate purposes, including primarily for its PISCES/KEYNOTE-695 clinical trial and for other clinical and research and development activities.

The Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to serve as the exclusive placement agent for the issuance and sale of the Shares and the Warrants, pursuant to the terms of an engagement letter dated October 20, 2017 as previously disclosed by the Company. As compensation for such placement agent services, the Company has agreed to pay Wainwright an aggregate cash fee equal to 5.5% of the gross proceeds received by the Company from the sale of the Shares (but excluding the shares of Common Stock issuable upon exercise of the Warrants), plus a non-accountable expense allowance of $15,000. The Company has also agreed to issue to Wainwright or its designees warrants to purchase up to 6% of the aggregate number of Shares (but excluding the shares of Common Stock issuable upon exercise of the Warrants) sold under the Purchase Agreement (or warrants to purchase up to 48,000 shares of Common Stock) (the “Wainwright Warrants”). The Wainwright Warrants have substantially the same terms as the Warrants to be issued to the Purchaser, except that their exercise price is $1.68 per share and they will expire on October 25, 2022.

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The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) were offered and sold by the Company through a prospectus supplement pursuant to the Company’s registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2016 and subsequently declared effective on August 25, 2016 (File No. 333-213036) (the “Registration Statement”). The Securities may only be offered by means of a prospectus. The Company will file with the SEC the prospectus supplement, together with the accompanying base prospectus, used in connection with the offer and sale of the Securities. In addition, a copy of the opinion of McDonald Carano LLP relating to the legality of the issuance and sale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K, and a copy of the opinion of Morrison & Foerster LLP relating to the valid and legally binding obligation of the Warrants is filed as Exhibit 5.2 to this Current Report on Form 8-K, and each is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

The Wainwright Warrants and the shares of Common Stock issuable upon exercise of the Wainwright Warrants are being offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided in Section 4(a)(2) under the Securities Act as a transaction not involving a public offering and similar exemptions under applicable state laws, in reliance on the following facts: no general solicitation was used in other offer or sale of such securities; the recipients of such securities had adequate access to information about us, through pre-existing relationships or otherwise; and such securities were issued as restricted securities with restricted legends referring to the Securities Act. No such securities may be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements.

The forms of the Purchase Agreement and the Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, the full text of such documents, which are incorporated herein by reference. No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Wainwright Warrants is incorporated herein by reference.

Item 8.01	Other Events.

On October 25, 2017, the Company closed a registered public offering and sale of 5,270,934 shares of Common Stock to certain accredited investors at a purchase price of $1.34375 per share, and issued to each such investor, in a concurrent private placement, warrants to purchase an aggregate of up to 3,953,200 shares of Common Stock (such registered public offering and concurrent private placement, collectively, the “Prior Offering”). Each investor in the Prior Offering received a warrant to purchase up to 75% of the number of shares of Common Stock purchased by such investor in the Prior Offering, which warrants are immediately exercisable as of their date of issuance at an exercise price of $1.25 per share and will remain exercisable until the 5.5-year anniversary of their date of issuance. The net proceeds to the Company from the Prior Offering, after deducting estimated placement agent fees and other estimated offering expenses paid or payable by Company, and excluding the proceeds, if any, from any cash exercise of the warrants issued in the Prior Offering, are expected to be approximately $6.2 million. The Company intends to use the net proceeds received from the Prior Offering for working capital and general corporate purposes, including primarily for the PISCES/KEYNOTE-695 study and for other clinical and research and development activities. For more information about the Prior Offering, reference the Company’s Current Report on Form 8-K filed with the SEC on October 24, 2017.

On October 25, 2017, the Company issued a press release announcing the sale of the Shares and the Warrants and the closing of the Prior Offering, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant.
5.1	Opinion of McDonald Carano LLP.
5.2	Opinion of Morrison & Foerster LLP.
10.1	Form of Securities Purchase Agreement, dated October 25, 2017, by and between OncoSec Medical Incorporated and the purchaser named therein.
23.1	Consent of McDonald Carano LLP (contained in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.2).
99.1	Press Release, dated October 25, 2017, issued by OncoSec Medical Incorporated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: October 26, 2017	By:	/s/ Punit S. Dhillon
	Name:	Punit S. Dhillon
	Title:	President and Chief Executive Officer

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